UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of May 2007 issued on May 31, 2007 appears below.

May 31, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Advances Averaged $59.3 Billion

In April, advances averaged $59.3 billion, up $500 million from March. We closed the month at $60.1 billion, up $1 billion from March. Most of the growth was in convertible advances. And as previously reported, effective May 1, members can now pay a lower prepayment fee when a convertible advance is prepaid and immediately replaced by a new convertible advance. Should you have any questions on the change of the prepayment fee, please contact Adam Goldstein, Vice President and Director of Marketing and Sales, at (212) 441-6703.

With our competitive pricing, innovative products, and quality service, we look forward to providing you with high quality performance and greater value for your membership in the Bank.

FHLBNY Announces Change in Board of Directors Seat Allocation in 2008

As previously reported, New York State will lose one seat in the coming election. The last change in the allocation occurred in 1993. The FHFB's calculation is required by the Federal Home Loan Bank Act and is based in part on the ratio of capital stock required to be held by member institutions within New York to the total capital stock required of all members within the district.

Accordingly, as of January 1, 2008, the FHLBNY’s Board will consist of sixteen Directors: five Directors representing New York, four Directors representing New Jersey, one Director representing Puerto Rico and the U.S. Virgin Islands, and six public interest Directors appointed by the FHFB.

Regarding the upcoming election process, two seats in New York will be up for election: a "guaranteed" seat, which is currently held by Board Chair George Engelke, and a "non-guaranteed" seat, which is currently held by Director Joseph Ficalora. Chairman Engelke, who has served for three consecutive terms, will not be eligible to run again due to term limitations. Director Ficalora, who will be completing his first term, will be eligible to run for a second term if he is nominated.

As a result of the FHFB’s allocation process, the Board will be losing one non-guaranteed seat representing New York at the end of 2007. This seat is currently held by Director John Scarchilli, whose current term will end when his seat is removed. However, he will be eligible to run for another term in a different seat if he is nominated.

The person who receives the highest number of votes for the two open New York seats will assume the guaranteed seat on January 1, 2008. The person who receives the second-highest number of votes will assume the remaining non-guaranteed seat.

Separately, two New Jersey seats – those currently held by Directors Ronald Hermance and Kevin Lynch -- will be up for election this year. Both Directors Hermance and Lynch will be eligible to run for a second term.

The FHLBNY will send out a request for nominations for the open director slots on July 9, 2007.

If you have any questions about the change to the composition of the Board starting in 2008, or the Director election process, please do not hesitate to contact Corporate Secretary Barbara Sperrazza at (212) 441-6819 or me at (212) 441-6801.

U.S. House of Representatives Passes GSE Reform Bill

On May 22, 2007, the House of Representatives passed H.R. 1427, The Federal Housing Financial Reform Act of 2007. The measure was passed by a vote of 313 to 104. As reported in April, the measure tracks closely with the reform bill adopted by the House in the last Congress and overall treats the Home Loan Banks fairly (please see my April 3, 2007, President’s Report for a summary of the legislation).

The bill as passed by the House contains two amendments I call to your attention. The first amendment (adopted 217 to 205) would require the new GSE regulator to prohibit any of the Housing GSEs from engaging in any transaction involving any loan unless the borrower has a Social Security number at the time of settlement of the loan. The second amendment (adopted 383 to 36) provides for the regulator to consider portfolio risk only to the enterprise themselves rather than systemic risk to the markets. In response to this latter amendment, Treasury Under Secretary for Domestic Finance Robert K. Steel said, "...significantly weakened the regulator's abilities to examine systemic risk issues." Accordingly, it appears that the bill no longer enjoys the full support of the Bush Administration and raises serious questions on the likelihood of enactment. In addition, there is no action scheduled for reciprocal legislation in the Senate.

We will continue to work closely with the Members of Congress and their staffs, the Council of the Federal Home Loan Banks (the trade group that represents the Federal Home Loan Banks), as well as the ABA, ACB, and the ICBA to ensure that the legislation as finally adopted will permit the Federal Home Loan Bank System to continue to fulfill its mission of supporting the 8,100 member lenders to ensure that credit remains available for homes and businesses on Main Street.

The Home Loan Bank plays an integral role in helping our member lenders serve the financing needs of the residents and businesses in our District. Access to the FHLBNY’s advance products helps you, our members, serve a wide range of borrowers and offer a variety of attractive loan products. We are grateful for the opportunity to serve you.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

May 31, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer